Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

February 9, 2007

VCG Holding Corp Announces Purchase of PT’s Sports Cabaret St. Louis

DENVER—(BUSINESS WIRE)—February 9, 2007—VCG Holding Corp (AMEX: PTT),

VCG Holding Corp. (VCG) a nationwide owner/operator of adult nightclubs, announced today that it signed an agreement to acquire ownership interest of PT’s Sports Cabaret in St. Louis.

VCG Holding Corp. (VCG) announced today that it entered into an agreement to purchase the general partnership interest and a majority of the limited partnership interest in MRC, LP dba “PT Sports Cabaret St. Louis” located in East St. Louis, Illinois. VCG will purchase the general partnership interest (1%) from Illinois Acquisitions, Inc. (IAI) for 50,000 shares of restricted common stock. IAI is wholly owned by VCG’s CEO and Chairman Troy H. Lowrie. The purchase of a 99.0% limited partnership interest is for a $3,200,000 promissory note at 8.5% payable to Lowrie Management LLLP (controlled by Mr. Lowrie). The agreement contains other terms and provisions which are customary for the purchase agreement of a partnership interest from related parties and the final price and terms are subject to the completion of independent appraisal of value, fairness opinion, the board of director review of final documents, and the transfer of the liquor license being completed. It is anticipated the transaction will be completed and effective by March 31, 2007.

“This purchase is the final club of the clubs owned by Mr. Lowrie in the St. Louis area, giving us five clubs in St. Louis. We are excited to finish the acquisitions of our managed clubs as they give a great base to build on.” stated Mr. Donald W. Prosser, Chief Financial Officer of VCG. The effect of this and the other related party acquisitions and their future financial results were included in the Earnings Guidance for 2007, 2008, and 2009 press release January 10, 2007. These results including the currently owned clubs are estimated to give VCG $.40 a share of their anticipated 2007 estimate of $.50 per share.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns seven adult nightclubs, one upscale dance lounge and operates five other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2005, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

Troy H. Lowrie, CEO

Micheal Ocello, President

Donald W Prosser, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
dprosser@vcgh.com
mocello@vcgh.com